As filed with the Securities and Exchange Commission on October 16, 1995
                           Registration No. ________




                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                   ----------------------------------------


                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933




                              APOLLO GROUP, INC.
                              ------------------
            (Exact name of registrant as specified in its charter)

                ARIZONA                             86-0419443
     (State or other jurisdiction of             (I.R.S. Employer
      incorporation or organization)            Identification No.)

               4615 EAST ELWOOD STREET, PHOENIX, ARIZONA  85040
         (Address of principal executive offices, including zip code)




                 APOLLO GROUP, INC. LONG-TERM INCENTIVE PLAN
                             (Full title of plan)




                              Jon S. Cohen, Esq.
                             SNELL & WILMER L.L.P.
                              One Arizona Center
                         Phoenix, Arizona  85004-0001
                    (Name and address of agent for service)

                                (602) 382-6000
         (Telephone number, including area code, of agent for service)




Approximate Date of Commencement of Proposed Sale: As soon as practicable after the Registration Statement becomes effective.

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                        CALCULATION OF REGISTRATION FEE




                                            Proposed    Proposed
           Title of                         Maximum     Maximum
          Securities            Amount      Offering    Aggregate  Amount of
             to be               to be      Price per    Offering  Registration
          Registered          Registered     Share*      Price         Fee
-----------------------------------------------------------------------------

Class A Common Stock, no
  par value                     1,000,000     $27.00   $27,000,000     $9,311


* Estimated pursuant to Rule 457(h) solely for the purpose of calculating the registration fee using the average of the high and low price of the Registrant's Class A Common Stock on October 11, 1995.


     This Registration Statement also relates to Form S-8 Registration Statement No. 33-88984, the contents of which are incorporated herein by this reference pursuant to General Instruction E to Form S-8. Under such Registration Statement the Registrant registered 1,200,000 shares (as adjusted for the 4-for-3 stock split approved on March 24, 1995, and the 3-for-2 stock split approved on August 24, 1995) of Class A Common Stock for issuance under the Apollo Group, Inc. Long-Term Incentive Plan.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on October 16, 1995.
                              APOLLO GROUP, INC.
                              an Arizona corporation

                              By:       /s/  John G. Sperling
                                  ----------------------------------
                                  President, Chief Executive Officer
                                             and Director

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature                   Title                             Date

/s/ John G. Sperling        Chairman of the Board             October 16, 1995
-------------------------   of Directors and President
    John G. Sperling        (Principal Executive Officer)

/s/ William H. Gibbs        Senior Vice President and         October 16, 1995
-------------------------   Director
    William H. Gibbs

/s/ Jerry F. Noble          Senior Vice President and         October 16, 1995
-------------------------   Director
     Jerry F. Noble

/s/ John D. Murphy          Senior Vice President of          October 16, 1995
-------------------------   Institutional Affairs and
     John D. Murphy         Director

/s/ Peter V. Sperling       Vice President of                 October 16, 1995
-------------------------   Administration, Secretary,
    Peter V. Sperling       Treasurer and Director

/s/ James W. Hoggatt        Vice President of Finance         October 16, 1995
-------------------------   and Chief Financial Officer
    James W. Hoggatt        (Principal Financial and
                            Accounting Officer)

/s/ Dino J. DeConcini       Director                          October 16, 1995
-------------------------
    Dino J. DeConcini

/s/ J. Jorge Klor de Alva   Director                          October 16, 1995
-------------------------
  J. Jorge Klor de Alva

/s/ Thomas C. Weir          Director                          October 16, 1995
-------------------------
     Thomas C. Weir

                                 EXHIBIT INDEX


                                                                   Page or
   Exhibit                                                          Method
   Number                 Description of Exhibit                  of Filing
   -------  ---------------------------------------------     ---------------
       5    Opinion re Legality                              Page 5

      23.1  Consent of Price Waterhouse LLP                  Page 6

      23.2  Consent of Snell & Wilmer L.L.P.                 See Exhibit 5

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